Exhibit 99.1

News

For Immediate Release

Contacts:	Michael Gury	Darcie Peck
	Communications	Investor Relations
	(203) 319-4730	(203) 319-4766

IMS HEALTH REPORTS $0.23 EARNINGS PER SHARE,

$0.25 ADJUSTED EPS FOR 2003 SECOND QUARTER

Second-Quarter 2003 Revenue Rises 11 Percent Reported,

3 Percent Constant Dollar

FAIRFIELD, CT, July 22, 2003 — IMS Health (NYSE: RX) today reported second-quarter diluted earnings per share of $0.23 on an SEC-reported basis, compared with $0.21 in the year-earlier period, and $0.25 per share on an adjusted basis, versus $0.23 in the second quarter of 2002.  Revenue for the quarter ended June 30, 2003 grew to $337.8 million.  Adjusted results are used by management to measure the performance of IMS core operations, and exclude gains and losses on non-core transactions, severance and impairment charges and certain other items.  Investors should review the detailed reconciliation to results on an SEC-reported basis included in Tables 3, 4, 7 and 8 and accompanying notes.  IMS is the world’s leading provider of information solutions to the pharmaceutical and healthcare industries.

“Our second-quarter performance was strong and reflects our continued progress in enhancing value for customers through delivery of innovative offerings that meet their critical business needs,” said David Thomas, IMS chairman and chief executive officer.  “We continued to gain momentum in the quarter as we leveraged our global reach, data assets and consulting and services capabilities to drive new growth for both our  customers and IMS.  We remain on track to achieve our 2003 full-year targets.”

Second-Quarter 2003 Results

Revenue for the 2003 second quarter totaled $337.8 million, up 11 percent on a reported basis. When calculated on a constant-dollar basis, which eliminates the impact of year-over-year foreign exchange fluctuations, quarterly revenue grew 3 percent from the second quarter of 2002.  Operating income was $97.3 million, compared with $94.3 million in the year-earlier quarter, up 3 percent.  On an SEC-reported basis, net income for the quarter totaled $55.4 million, compared with $62.0 million in the year-earlier quarter, an 11 percent decline.  Adjusted net income totaled $60.4 million, compared with $66.1 million in the 2002 second quarter, a 9 percent decline.  Excluding Cognizant Technology Solutions (CTS) results from the year-earlier quarter, adjusted net income from continuing operations was flat.  Earnings per share on a diluted basis was $0.23, up 10 percent over the second quarter of 2002.  Adjusted diluted earnings per share of $0.25 in the 2003 second quarter increased 9 percent over the year-earlier quarter.

Adjusted results for the second quarter of 2003 exclude certain pre-tax charges totaling approximately $2.5 million.  See Tables 3 and 7 for a reconciliation between SEC and adjusted results for the 2003 second quarter and first half, respectively, and Tables 4 and 8 for a reconciliation between SEC and adjusted results for the 2002 second quarter and first half, respectively.

Share Repurchase Program

During the second quarter of 2003, IMS purchased approximately 5.7 million shares of company stock at an average price of $16.31 per share, for a total cost of $93.6 million.  The share purchases complete a 40 million-share repurchase program authorized by IMS’s board of directors in July 2000.  In April 2003, the board authorized the company to buy up to 10 million additional IMS shares under a new stock repurchase program.  Approximately 9.5 million shares remain available under this program as of June 30, 2003.

Consolidated Balance Sheet Highlights

IMS’s cash, cash equivalents and short-term marketable securities as of June 30, 2003 totaled $314.4 million, compared with $289.3 million on December 31, 2002.  Total debt as of June 30, 2003 was $595.0 million, up from $529.8 million at the end of 2002.  The December 31, 2002 balance sheet has been restated to present CTS on a discontinued operations basis (see Table 9).

Analyst Conference Call, Presentation Slides

Executive management will review the company’s performance during a conference call with analysts at 8:30 a.m. Eastern Time on Wednesday, July 23, 2003.  Details for accessing the call can be found on the IMS website — www.imshealth.com.  A copy of this press release, and any other financial and statistical information presented during the analyst conference call, will be made available in the “Investors” area of IMS’s website, under “Presentations & Analyst Calls.”

About IMS

Operating in more than 100 countries, IMS is the world’s leading provider of information solutions to the pharmaceutical and healthcare industries. With $1.4 billion in 2002 revenue and nearly 50 years of industry experience, IMS offers leading-edge business intelligence products and services that are integral to clients’ day-to-day operations, including marketing effectiveness solutions for prescription and over-the-counter pharmaceutical products; sales optimization solutions to increase pharmaceutical sales force productivity; and consulting and customized services that turn information into actionable insights.

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This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Although IMS Health believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct.  This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements.  Factors which could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks, (ii) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and ventures on satisfactory terms, (iii) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, and the ability to implement cost-containment measures, (iv) regulatory, legislative and enforcement initiatives, particularly in the areas of medical privacy and tax, (v) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, and (vi) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health’s customers operate. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company made from time to time with the Securities and Exchange Commission.

Table 1

IMS Health

SEC Income Statement (a)

Three Months Ended June 30

(unaudited, in millions except per share)

	2003 SEC	2002 SEC	% Fav/ (Unfav)
Revenue
Sales management	$205.3	$184.5	11%
Market research	119.7	106.2	13
Other	12.8	13.2	(3)
Total	337.8	303.9	11

Operating Expenses
Operating costs	(135.3)	(119.8)	(13)
Selling and administrative	(85.3)	(77.8)	(10)
Depreciation and amortization	(19.8)	(12.0)	(65)
Total	(240.5)	(209.6)	(15)

Operating Income	97.3	94.3	3

Interest expense, net	(2.7)	(2.2)
Gains from investments, net (b)	0.0	2.5
Gain (loss) on issuance of investees’ stock, net (c)	0.1	(0.1)
Other expense, net (d)	(9.8)	(15.6)
Pretax Income	84.9	78.8	8

Provision for income taxes (e)	(29.5)	(24.9)
TriZetto equity loss, net (f)	(0.1)	(0.1)
Net Income from continuing operations	55.4	53.8	3

Income from discontinued operations — CTS (g)	0.0	8.2
Net Income	$55.4	$62.0	(11)

Diluted EPS:
Income from continuing operations	0.23	0.19
Income from discontinued operations — CTS (g)	0.00	0.03
Total Diluted EPS	$0.23	$0.21	10%

Shares Outstanding:
Weighted Average Diluted	242.8	289.3	16%
End-of-Period Actual	239.1	285.5	16

The accompanying notes are an integral part of these financial tables.

Table 2

IMS Health

Adjusted Income Statement (a)

Three Months Ended June 30

(unaudited, in millions except per share)

	2003 Adjusted	2002 Adjusted	% Fav/ (Unfav)	Constant $ Growth
Revenue
Sales management	$205.3	$184.5	11%	3%
Market research	119.7	106.2	13	5
Other	12.8	13.2	(3)	(7)
Total	337.8	303.9	11	3

Operating Expenses
Operating costs	(135.3)	(119.8)	(13)
Selling and administrative	(85.3)	(77.8)	(10)
Depreciation and amortization	(19.8)	(12.0)	(65)
Total	(240.5)	(209.6)	(15)

Operating Income	97.3	94.3	3	(4)

Interest expense, net	(2.7)	(2.2)	(19)
Other expense, net	(7.3)	(3.8)	(90)
Pretax Income	87.3	88.2	(1)

Provision for income taxes	(26.9)	(27.8)	3
TriZetto equity loss, net (f)	(0.1)	(0.1)	29
Net Income from continuing operations	60.4	60.3	0%

Income from discontinued operations — CTS (g)	0.0	5.7	(100)
Net Income	$60.4	$66.1	(9)%

Diluted EPS:
Income from continuing operations	0.25	0.21	19
Income from discontinued operations — CTS (g)	0.00	0.02	(100)
Total Diluted EPS	$0.25	$0.23	9%

Shares Outstanding:
Weighted Average Diluted	242.8	289.3	16%
End-of-Period Actual	239.1	285.5	16

The accompanying notes are an integral part of these financial tables.

Table 3

IMS Health

Reconciliation from SEC to Adjusted Income Statement (a)

Three Months Ended June 30 2003

(unaudited, in millions except per share)

	SEC Q2	Adjustments	Adjusted Q2
Revenue
Sales management	$205.3	$0.0	$205.3
Market research	119.7	0.0	119.7
Other	12.8	0.0	12.8
Total	337.8	0.0	337.8

Operating Expenses
Operating costs	(135.3)	0.0	(135.3)
Selling and administrative	(85.3)	0.0	(85.3)
Depreciation and amortization	(19.8)	0.0	(19.8)
Total	(240.5)	0.0	(240.5)

Operating Income	97.3	0.0	97.3

Interest expense, net	(2.7)	0.0	(2.7)
Gains from investments, net (b)	0.0	0.0	0.0
Gain (loss) on issuance of investees’ stock, net (c)	0.1	(0.1)	0.0
Other expense, net (d)	(9.8)	2.5	(7.3)
Pretax Income	84.9	2.5	87.3

Provision for income taxes (e)	(29.5)	2.6	(26.9)
TriZetto equity loss, net (f)	(0.1)	0.0	(0.1)
Net Income from continuing operations	55.4	5.0	60.4

Income from discontinued operations — CTS (g)	0.0	0.0	0.0
Net Income	$55.4	5.0	$60.4

Diluted EPS:
Income from continuing operations	0.23	0.02	0.25
Income from discontinued operations — CTS (g)	0.00	0.00	0.00
Total Diluted EPS	$0.23	0.02	$0.25

Shares Outstanding:
Weighted Average Diluted	242.8	0.0	242.8
End-of-Period Actual	239.1	0.0	239.1

The accompanying notes are an integral part of these financial tables.

Table 4

IMS Health

Reconciliation from SEC to Adjusted Income Statement (a)

Three Months Ended June 30 2002

(unaudited, in millions except per share)

	SEC Q2	Adjustments	Adjusted Q2
Revenue
Sales management	$184.5	$0.0	$184.5
Market research	106.2	0.0	106.2
Other	13.2	0.0	13.2
Total	303.9	0.0	303.9

Operating Expenses
Operating costs	(119.8)	0.0	(119.8)
Selling and administrative	(77.8)	0.0	(77.8)
Depreciation and amortization	(12.0)	0.0	(12.0)
Total	(209.6)	0.0	(209.6)

Operating Income	94.3	0.0	94.3

Interest expense, net	(2.2)	0.0	(2.2)
Gains from investments, net (b)	2.5	(2.5)	0.0
Gain (loss) on issuance of investees’ stock, net (c)	(0.1)	0.1	0.0
Other expense, net (d)	(15.6)	11.8	(3.8)
Pretax Income	78.8	9.4	88.2

Provision for income taxes (e)	(24.9)	(2.8)	(27.8)
TriZetto equity loss, net (f)	(0.1)	0.0	(0.1)
Net Income from continuing operations	53.8	6.5	60.3

Income from discontinued operations — CTS (g)	8.2	(2.5)	5.7
Net Income	$62.0	4.0	$66.1

Diluted EPS:
Income from continuing operations	0.19	0.02	0.21
Income from discontinued operations — CTS (g)	0.03	(0.01)	0.02
Total Diluted EPS	$0.21	0.01	$0.23

Shares Outstanding:
Weighted Average Diluted	289.3	0.0	289.3
End-of-Period Actual	285.5	0.0	285.5

The accompanying notes are an integral part of these financial tables.

Table 5

IMS Health

SEC Income Statement (a)

Six Months Ended June 30

(unaudited, in millions except per share)

	2003 SEC	2002 SEC	% Fav/ (Unfav)
Revenue
Sales management	$392.9	$359.2	9%
Market research	234.6	209.1	12
Other	24.2	25.3	(4)
Total	651.7	593.6	10

Operating Expenses
Operating costs	(268.3)	(235.1)	(14)
Selling and administrative	(171.1)	(158.4)	(8)
Depreciation and amortization	(36.6)	(23.8)	(54)
Severance, impairment & other charges (h)	(37.2)	0.0	N/M
Total	(513.2)	(417.2)	(23)

Operating Income	138.4	176.4	(22)

Interest expense, net	(5.5)	(3.5)
Gains (losses) from investments, net (b)	(0.8)	1.3
Loss on issuance of investees’ stock, net (c)	(0.3)	(0.1)
Other expense, net (d)	(20.6)	(16.3)
Pretax Income	111.3	157.7	(29)

Provision for income taxes (e)	(93.8)	(49.5)
TriZetto equity loss, net (f)	(0.4)	(0.3)
TriZetto impairment charge, net (i)	(14.8)	0.0
Net Income from continuing operations	2.2	107.9	(98)

Income from discontinued operations — CTS (g)	2.8	13.3
Gain on discontinued operations — CTS (j)	495.1	0.0
Net Income	$500.0	$121.2	313

Diluted EPS:
Income from continuing operations	0.01	0.37
Income from discontinued operations — CTS (g)	0.01	0.05
Gain on discontinued operations — CTS (j)	1.97	0.00
Total Diluted EPS	$1.99	$0.42	374%

Shares Outstanding:
Weighted Average Diluted	251.3	291.2	14%
End-of-Period Actual	239.1	285.5	16

The accompanying notes are an integral part of these financial tables.

Table 6

IMS Health

Adjusted Income Statement (a)

Six Months Ended June 30

(unaudited, in millions except per share)

	2003 Adjusted	2002 Adjusted	% Fav/ (Unfav)	Constant $ Growth
Revenue
Sales management	$392.9	$359.2	9%	1%
Market research	234.6	209.1	12	4
Other	24.2	25.3	(4)	(8)
Total	651.7	593.6	10	2

Operating Expenses
Operating costs	(268.3)	(235.1)	(14)
Selling and administrative	(171.1)	(158.4)	(8)
Depreciation and amortization	(36.6)	(23.8)	(54)
Total	(476.0)	(417.2)	(14)

Operating Income	175.7	176.4	(0)	(8)

Interest expense, net	(5.5)	(3.5)	(54)
Other expense, net	(11.9)	(5.9)	(100)
Pretax Income	158.4	166.9	(5)

Provision for income taxes	(48.8)	(52.4)	7
TriZetto equity loss, net (f)	(0.4)	(0.3)	(35)
Net Income from continuing operations	109.2	114.2	(4)%

Income from discontinued operations — CTS (g)	2.8	10.6	(74)
Net Income	$112.0	$124.8	(10)%

Diluted EPS:
Income from continuing operations	0.43	0.39	10
Income from discontinued operations — CTS (g)	0.01	0.04	(75)
Total Diluted EPS	$0.45	$0.43	5%

Shares Outstanding:
Weighted Average Diluted	251.3	291.2	14%
End-of-Period Actual	239.1	285.5	16

The accompanying notes are an integral part of these financial tables.

Table 7

IMS Health

Reconciliation from SEC to Adjusted Income Statement (a)

Six Months Ended June 30 2003

(unaudited, in millions except per share)

	SEC Q2 YTD	Adjustments	Adjusted Q2 YTD
Revenue
Sales management	$392.9	$0.0	$392.9
Market research	234.6	0.0	234.6
Other	24.2	0.0	24.2
Total	651.7	0.0	651.7

Operating Expenses
Operating costs	(268.3)	0.0	(268.3)
Selling and administrative	(171.1)	0.0	(171.1)
Depreciation and amortization	(36.6)	0.0	(36.6)
Severance, impairment & other charges (h)	(37.2)	37.2	0.0
Total	(513.2)	37.2	(476.0)

Operating Income	138.4	37.2	175.7

Interest expense, net	(5.5)	0.0	(5.5)
Gains (losses) from investments, net (b)	(0.8)	0.8	0.0
Gain (loss) on issuance of investees’ stock, net (c)	(0.3)	0.3	0.0
Other expense, net (d)	(20.6)	8.8	(11.9)
Pretax Income	111.3	47.1	158.4

Provision for income taxes (e)	(93.8)	45.0	(48.8)
TriZetto equity loss, net (f)	(0.4)	0.0	(0.4)
TriZetto impairment charge, net (i)	(14.8)	14.8	0.0
Net Income from continuing operations	2.2	107.0	109.2

Income from discontinued operations — CTS (g)	2.8	0.0	2.8
Gain on discontinued operations — CTS (j)	495.1	(495.1)	0.0
Net Income	$500.0	(388.1)	$112.0

Diluted EPS:
Income from continuing operations	0.01	0.42	0.43
Income from discontinued operations — CTS (g)	0.01	0.00	0.01
Gain on discontinued operations — CTS (j)	1.97	(1.97)	0.00
Total Diluted EPS	$1.99	(1.54)	$0.45

Shares Outstanding:
Weighted Average Diluted	251.3	0.0	251.3
End-of-Period Actual	239.1	0.0	239.1

The accompanying notes are an integral part of these financial tables.

Table 8

IMS Health

Reconciliation from SEC to Adjusted Income Statement (a)

Six Months Ended June 30 2002

(unaudited, in millions except per share)

	SEC Q2 YTD	Adjustments	Adjusted Q2 YTD
Revenue
Sales management	$359.2	$0.0	$359.2
Market research	209.1	0.0	209.1
Other	25.3	0.0	25.3
Total	593.6	0.0	593.6

Operating Expenses
Operating costs	(235.1)	0.0	(235.1)
Selling and administrative	(158.4)	0.0	(158.4)
Depreciation and amortization	(23.8)	0.0	(23.8)
Total	(417.2)	0.0	(417.2)

Operating Income	176.4	0.0	176.4

Interest expense, net	(3.5)	0.0	(3.5)
Gains (losses) from investments, net (b)	1.3	(1.3)	0.0
Loss on issuance of investees’ stock, net (c)	(0.1)	0.1	0.0
Other expense, net (d)	(16.3)	10.4	(5.9)
Pretax Income	157.7	9.2	166.9

Provision for income taxes (e)	(49.5)	(2.9)	(52.4)
TriZetto equity loss, net (f)	(0.3)	0.0	(0.3)
Net Income from continuing operations	107.9	6.3	114.2

Income from discontinued operations — CTS (g)	13.3	(2.7)	10.6
Net Income	$121.2	3.6	$124.8

Diluted EPS:
Income from continuing operations	0.37	0.02	0.39
Income from discontinued operations — CTS (g)	0.05	(0.01)	0.04
Total Diluted EPS	$0.42	0.01	$0.43

Shares Outstanding:
Weighted Average Diluted	291.2	0.0	291.2
End-of-Period Actual	285.5	0.0	285.5

The accompanying notes are an integral part of these financial tables.

Table 9

IMS Health

Selected Consolidated Balance Sheet Items

 (unaudited, in millions)

	June 30, 2003	Dec. 31, 2002

Cash and cash equivalents	$286.5	$289.3

Short-term marketable securities	27.9	—

Accounts receivable, net	240.2	215.9

Short-term debt	250.0	204.8

Long-term debt	345.0	325.0

The December 31, 2002 balance sheet has been restated to present CTS on a discontinued operations basis, consistent with the June 30, 2003 presentation.  Cash and cash equivalents and accounts receivable, net exclude CTS amounts in both periods.

The accompanying notes are an integral part of these financial tables.

IMS Health

NOTES TO FINANCIAL TABLES

(a)       “Adjusted Income Statements” (Tables 2 and 6) differ from the “SEC Income Statements” (Tables 1 and 5) by amounts that are detailed on Tables 3, 4, 7 and 8.  Adjusted results generally exclude from corresponding U.S. GAAP measures items that are not related to the core business of IMS (such as gains/losses on non-core transactions, gains/losses on issuance of investees’ stock, a tax provision related to D&B legacy and related subsequent tax transactions, etc.) and from time to time also have excluded items that are related to the core business of IMS but have been identified specifically by IMS management to have arisen from special historical circumstances that management does not expect to be relevant to the core business going forward (such as special restructuring, severance, impairment and other charges), together with the tax effect of these items.  Management uses these adjusted results to evaluate its financial results for business decision-making, to develop budgets and to manage expenditures with respect to its core business.  Management believes that the adjusted results are useful to investors as a supplement to historical U.S. GAAP information because they facilitate comparisons across periods, more clearly indicate trends and add insight into the Company’s performance by focusing on the results generated by the Company’s core operations.  The method IMS uses to prepare adjusted results differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies.  Adjusted results should not be regarded as a replacement for corresponding U.S. GAAP measures, which provide more comprehensive information about the financial results of IMS.  Investors are urged to review the detailed reconciliations of the adjusted measures to the comparable U.S. GAAP results.

(b)       Gains from investments, net were zero in the second quarter of 2003, relating primarily to a gain from the sale of a security, offset by write-downs in two securities, and fees for the Enterprises investments, compared with a gain of $2.5 million in the second quarter of 2002.  Losses from investments, net were $0.8 million in the first half of 2003 compared to a gain of $1.3 million in the first half of 2002.  These gains and losses are excluded from adjusted results because they relate to non-strategic investments and are not related to IMS’s core business operations.

(c)       Gain on issuance of investees’ stock, net was $0.1 million in the second quarter of 2003 compared with a loss of $0.1 million in the second quarter of 2002.  Loss on issuance of investees’ stock, net was $0.3 million in the first half of 2003 compared to $0.1 million in the first half of 2002.  These SAB 51 gains and losses relate primarily to the exercise of stock options by TriZetto employees and Trizetto share repurchases.  They are excluded from adjusted results because they are not related to IMS’s core business operations.

(d)       Other expense, net includes ($2.2) million of an expense credit for legal fees in the second quarter of 2003 and $0.4 million in 2002, related to the IRI litigation.  In the second quarter of 2003 IMS received an $8.3 million cash payment from Synavant, including $2.2 million relating to their share of legal fees for the IRI litigation.  In the first half of 2003 IRI litigation fees were ($1.8) million compared with $0.8 million in the first half of 2002.  These expenses are excluded from adjusted results because they relate to a D&B legacy matter and are not related to IMS’s core business operations.  In addition, Other expense, net excludes a quarterly phasing adjustment of foreign currency hedge losses of $4.8 million in the second quarter of 2003 and $11.4 million in the second quarter of 2002. In the first half of 2003 the phasing adjustment was $10.6 million compared with $9.6 million in the first half of 2002.   This phasing adjustment is made to adjusted results in order to more closely match the timing of foreign exchange hedge gains (losses) with the operating income being hedged.  This phasing adjustment is zero at the end of the year, and the full amount of the foreign exchange hedge gains (losses) are reflected in both the U.S. GAAP and adjusted results on a full year basis.

(e)       The tax provision for the second quarter of 2003 includes a tax benefit of $0.9 million related to the items described in notes (b), (c) and (d).  The tax provision in the first half of 2003 includes a tax benefit of $3.5 million relating to items described in notes (b), (c) and (d), and a tax benefit of $13.2 million related to the Severance, impairment and other charges.  These tax benefits are excluded from adjusted results because the related charges are excluded from adjusted results.  In addition, the adjusted tax provision for the second quarter of 2003  includes a phasing adjustment of $3.4 million; the phasing adjustment for the first half of 2003 was ($7.9) million.  These relate to a Q1 tax benefit that is being recognized ratably in adjusted results throughout the full year.  This phasing adjustment allows the full year effective tax rate to be applied in each quarter to adjusted pretax results.  The tax provision for the first half of 2003 also includes an accrual of $69.6 million related to a D&B legacy tax transaction and subsequent related transactions.  This tax provision is excluded from adjusted results because it relates to legacy tax transactions and is not related to IMS’s core business operations.

(f)       TriZetto equity loss, net in the second quarter of 2003 is based on preliminary information provided by TriZetto and includes IMS’s share of TriZetto results as well as purchase accounting amortization expenses.

(g)      IMS divested its equity interest in CTS on February 6, 2003 via a split-off transaction.  Income from discontinued operations - CTS includes IMS’s share of CTS income on an after-tax basis for the portion of the first quarter of 2003 prior to the split-off transaction, and for the entire first two quarters of 2002.  Previously CTS had been reported on a consolidated basis in the IMS Health financial statements.

(h)      IMS incurred $37.2 million of expense in the first quarter of 2003 for Severance, impairment and other charges, including severance for approximately 80 employees, impaired and cancelled contracts, idle real estate facilities and software writedowns.  Management has excluded these amounts from adjusted results because they arise from special historical circumstances that management does not expect to be relevant to the IMS core business going forward.  See note (a) for an explanation of how management uses adjusted results when making decisions about IMS’s core business and the limits on the usefulness of adjusted results for investors assessing historical results.

(i)       The TriZetto impairment charge, net recorded in the first quarter of 2003 reduced the $6.14 book value per share of IMS’s investment in TriZetto shares down to the March 31, 2003 market value per share of $4.13.  This charge is excluded from adjusted results because it relates to a non-strategic investment and is not related to IMS’s core business operations.

(j)       The split-off of CTS described in note (g) generated a net gain of $495 million in the first quarter of 2003.  This gain is calculated as the proceeds from the split-off less the book value of IMS’s investment in CTS and direct and incremental transaction costs.  No tax provision is recorded as the split-off is expected to be a tax-free transaction.   This gain is excluded from adjusted results as it relates to the divestiture of the business and is not related to IMS’s core business operations.

Amounts presented in the financial tables may not add due to rounding.

These financial tables should be read in conjunction with IMS Health’s filings previously made or to be made with the Securities and Exchange Commission.